UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2025

BIOGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Binney Street, Cambridge, Massachusetts 02142

(Address of principal executive offices; Zip Code)

Registrant’s telephone number, including area code: (617) 679-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value	BIIB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 6, 2025, Biogen Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule I thereto, relating to the issuance and sale of $1.75 billion aggregate principal amount of notes, consisting of $400 million aggregate principal amount of 5.050% Senior Notes due 2031 (the “2031 Notes”), $650 million aggregate principal amount of 5.750% Senior Notes due 2035 (the “2035 Notes”) and $700 million aggregate principal amount of 6.450% Senior Notes due 2055 (the “2055 Notes” and, together with the 2031 and the 2035 Notes, the “Notes”).

On May 12, 2025, the Company completed the issuance and sale of the Notes. The Notes were issued pursuant to an indenture, dated as of September 15, 2015 (the “Base Indenture”), as supplemented by the Fourth Supplemental Indenture, dated as of May 12, 2025 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee.

The offer and sale of the Notes were registered pursuant to an automatic shelf registration statement on Form S-3 under the Securities Act of 1933, as amended, (Registration Statement No. 333-286915) (the “Registration Statement”) that was filed with the Securities and Exchange Commission on May 1, 2025.

The Notes are the Company’s senior unsecured obligations. The Notes may be redeemed at the Company’s option at any time at 100% of the principal amount plus accrued interest and, until a specified period before the applicable maturity, a specified make-whole amount. Each series of the Notes contains a change-of-control provision that, under certain circumstances, may require the Company to offer to purchase such series of Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to the date of repurchase.

The Company intends to use the net proceeds from the sale of the Notes, together with cash on hand, to retire in full, by redemption or payment at maturity, its outstanding 4.050% Senior Notes due 2025, which as of March 31, 2025 had an outstanding aggregate principal amount of $1.75 billion, including the payment of all accrued and unpaid interest thereon, and any reminder for working capital and other general corporate purposes.

A copy of the Underwriting Agreement and the Fourth Supplemental Indenture are attached hereto as Exhibits 1.1 and 4.2, respectively, and are incorporated herein by reference. The Base Indenture, included as Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on September 16, 2015, is incorporated herein by reference. The descriptions of the Underwriting Agreement and the Indenture are summaries only and are qualified in their entirety by the terms of the Underwriting Agreement and Indenture, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 6, 2025, by and among the Company, BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule I thereto.

4.1	Indenture, dated as of September 15, 2015, between Biogen Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 16, 2015).

4.2	Fourth Supplemental Indenture, dated as of May 12, 2025, between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank, National Association), including the forms of Global Notes attached as Exhibit A, Exhibit B and Exhibit C, respectively, thereto.

5.1	Opinion of Willkie Farr & Gallagher LLP as to the validity of the Notes.

23.1	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOGEN INC.

By:	/s/ Wendell Taylor
Name:	Wendell Taylor
Title:	Secretary

Dated: May 12, 2025